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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 29, 2001




                                  ARQULE, INC.
             (Exact name of registrant as specified in its charter)


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
             DELAWARE                        000-21429                      04-3221586
 (State or other jurisdiction of      (Commission file number)     (IRS employer identification
  incorporation or organization)                                              number)
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                      19 PRESIDENTIAL WAY, WOBURN, MA 01801
               (Address of Principal Executive Offices) (Zip Code)



                         Registrant's telephone number,
                              including area code:
                                 (781) 994-0300



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 29, 2001, we completed our acquisition of Camitro
Corporation. The acquisition was structured as a merger of a wholly owned subsidiary of ArQule with and into Camitro pursuant to an Agreement and Plan of Merger among ArQule, Camitro Acquisition Corp., Camitro, and certain shareholders of Camitro dated as of January 16, 2001. The merger was a tax-free reorganization and is being accounted for as a purchase transaction.

         As consideration for the merger, the shareholders of Camitro received
 .27127 shares of common stock, $.01 par value, of ArQule and approximately $0.15 in exchange for each of their shares of common stock and preferred stock of Camitro for an aggregate consideration of 3,092,037 shares of ArQule common stock and $1,732,625 in cash. Cash is payable in lieu of any fractional shares of ArQule common stock otherwise issuable in the merger for a price equal to the fraction times $24.125 (the closing price of ArQule stock on January 26, 2001).
Of the ArQule shares received by the Camitro shareholders, 345,280 shares were deposited in an escrow account in order to satisfy any indemnification claims made by ArQule under the merger agreement. ArQule also assumed all outstanding options and warrants to purchase shares of Camitro common stock. Each assumed option and warrant will be exercisable for .27681 shares of ArQule common stock per each share of Camitro common stock issuable upon exercise of such option or warrant.

         The number of shares of ArQule common stock delivered as the merger consideration was determined through arms-length negotiation between the parties. There was no material relationship between Camitro or its shareholders and ArQule or any of its affiliates, directors or officers, or any associate of an ArQule director or officer.

         The assets acquired in the merger were used by Camitro in the business of developing and applying innovative computational technologies for the design, selection, and optimization of novel drug candidates. Camitro's predictive models enable scientists to assess multiple ADMET (Absorption, Distribution, Metabolism, Elimination, Toxicity) properties of chemical compounds throughout the discovery process, from the earliest stages of compound selection and library design through lead candidate evaluation and redesign. ArQule intends that Camitro, as a wholly owned subsidiary of ArQule, will operate in the same business.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  The following financial statements of Camitro Corporation, including the report of independent accountants
                  PricewaterhouseCoopers LLP, appear as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

                  Report of Independent Accountants; Balance Sheets; Statements of Operations; Statements of Shareholders' Deficit; Statements of Cash Flows; Notes to Financial Statements.

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         (b)      Pro Forma Financial Information.

                  The following unaudited pro forma condensed combined financial statements appear as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference:

                  Introduction to Unaudited Pro Forma Condensed Combined
                  Financial Information; Unaudited Pro Forma Condensed Combined
                  Balance Sheet as of September 30, 2000; Unaudited Pro Forma
                  Condensed Combined Statements of Operations for the year ended
                  December 31, 1999; Unaudited Pro Forma Condensed Combined
                  Statements of Operations for the nine month period ended
                  September 30, 2000; and Notes to Unaudited Pro Forma Condensed
                  Combined Financial Information.

         (c)      Exhibits:

2.1                        Agreement and Plan of Merger among ArQule, Inc.,
                           Camitro Acquisition Corp., Camitro Corporation, and certain stockholders of Camitro Corporation dated as of January 16, 2001. Filed herewith.

23.1 Consent of PricewaterhouseCoopers LLP. Filed herewith.

99.1 Financial Statements of Camitro Corporation, including the report of independent accountants
                           PricewaterhouseCoopers LLP. Filed herewith.

99.2                       Unaudited Pro Forma Condensed Consolidated Financial
                           Information of ArQule, Inc. Filed herewith.


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ARQULE, INC.



Dated:    February 1, 2001                  By: /s/ Stephen A. Hill
                                               ---------------------------------
                                                Stephen A. Hill, President and
                                                Chief Executive Officer



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                                  EXHIBIT INDEX

EXHIBIT
  NO.      DESCRIPTION
-------    -----------

 2.1       Agreement and Plan of Merger among ArQule, Inc., Camitro Acquisition
           Corp., Camitro Corporation, and certain stockholders of Camitro
           Corporation dated as of January 16, 2001. Filed herewith.

23.1       Consent of PricewaterhouseCoopers LLP. Filed herewith.

99.1 Financial Statements of Camitro Corporation, including the report of independent accountants PricewaterhouseCoopers LLP. Filed herewith.

99.2       Unaudited Pro Forma Condensed Consolidated Financial Information of
           ArQule, Inc. Filed herewith.